Exhibit 99.1

ASTROTECH REPORTS FIRST QUARTER OF FISCAL YEAR 2023 FINANCIAL RESULTS

Austin, Texas – November 10, 2022 – Astrotech Corporation (Nasdaq: ASTC) (the “Company” or “Astrotech”) reported its financial results for the first quarter of fiscal year 2023, which ended September 30, 2022.

Financial Highlights & Recent Developments

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Astrotech’s consolidated balance sheet remains strong with $48.9 million in cash and liquid investments, which are anticipated to support our research and development, organic growth, and potential synergistic acquisition targets.

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Field trials continue with our AgLAB subsidiary with promising results for the AgLAB-1000-D2™. We believe hemp and cannabis distillers can gain significant improvement on their processing yields by utilizing the AgLAB-1000-D2 system with their existing short path-molecular distillation systems.

●	We began our first production run of the AgLAB-1000-D2 and sales efforts are currently underway.

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Our BreathTech subsidiary recently contracted with a clinical research firm to assist in procuring breath samples collected from patients. These samples are being used to further develop the library of the BreathTest-1000™, a breath analysis tool to screen for volatile organic compound (VOC) metabolites found in a person’s breath that could indicate they have a bacterial or viral infection. Preliminary results have shown that our BreathTest-1000 can discriminate between background breath and the disease VOCs.

●

Revenue for the quarter totaled $38 thousand and was mainly related to ongoing maintenance services and sales of consumables for the TRACER 1000™ explosive trace detector (ETD). The decrease in revenue from the first quarter of fiscal 2021 is primarily the result of Astrotech shifting focus from the volatile ETD market to commercialization and sales of the AgLAB-1000- D2.

●	Astrotech’s Board of Directors authorized a $1 million dollar share repurchase program on November 9, 2022.

“The start of fiscal year 2023 has brought exciting progress to the Company,” stated Thomas B. Pickens, III, Astrotech’s Chairman and Chief Executive Officer. “Our field trials have validated that the AgLAB-1000-D2 represents a significant technological advancement by using a mass-spectrometer to control in-situ chemical processing. We also continue to make strides in our R&D efforts at BreathTech, as we are now processing breath samples from patients and building a library of VOC metabolites that will be integrated into our BreathTest-1000. This library is important to the detection abilities of our mass spectrometer technology, and we’re encouraged at the progress we’re making. Lastly, our Board has authorized a share repurchase program to opportunistically invest in our business as a means to remain committed to enhancing long-term shareholder value,” concluded Mr. Pickens.

Share Repurchase Program

On November 9, 2022, Astrotech’s Board of Directors authorized a share repurchase program that allows the Company to repurchase up to $1 million of the Company’s common stock beginning November 17, 2022, and continuing through and including November 17, 2023. The shares may be repurchased from time to time in open market transactions, through block trades, in privately negotiated transactions, through derivative transactions or by other means in accordance with federal securities laws, including Rule 10b5-1 programs. The timing, as well as the number and value of shares repurchased under the program, will be determined by the Company at its discretion and will depend on a variety of factors, including management’s assessment of the intrinsic value of the Company’s common stock, the market price of the Company’s common stock, general market and economic conditions, available liquidity, compliance with the Company’s agreements, applicable legal requirements, and other considerations. The share repurchase plan does not obligate the Company to repurchase any specific number of shares and may be suspended, modified, or discontinued at any time without prior notice. The Company expects to fund the repurchases with available working capital.

Exhibit 99.1

About Astrotech Corporation

Astrotech (Nasdaq: ASTC) is a mass spectrometry company that launches, manages, and commercializes scalable companies based on its innovative core technology through its wholly-owned subsidiaries. 1st Detect develops, manufactures, and sells trace detectors for use in the security and detection market. AgLAB is developing chemical analyzers for use in the agriculture market. BreathTech is developing a breath analysis tool to provide early detection of lung diseases. Astrotech is headquartered in Austin, Texas. For information, please visit www.astrotechcorp.com.

About the AgLAB-1000™ and the BreathTest-1000™

This press release contains information about our new products under development, AgLAB-1000 and BreathTest-1000. Product development involves a high degree of risk and uncertainty, and there can be no assurance that our new products will be successfully developed, achieve their intended benefits, receive full market authorization, or be commercially successful. In addition, FDA approval will be required to market BreathTest-1000 in the United States. Obtaining FDA approval is a complex and lengthy process, and there can be no assurance that FDA approval for BreathTest-1000 will be granted on a timely basis or at all.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, the severity and duration of the COVID-19 pandemic and its impact on the U.S. and worldwide economy, the timing, scope and effect of further U.S. and international governmental, regulatory, fiscal, monetary and public health responses to the COVID-19 pandemic, the Company’s use of proceeds from the common stock offerings, whether we can successfully complete the development of our new products and proprietary technologies, whether we can obtain the FDA and other regulatory approvals required to market our products under development in the United States or abroad, whether the market will accept our products and services and whether we are successful in identifying, completing and integrating acquisitions, as well as other risk factors and business considerations described in the Company’s Securities and Exchange Commission filings including the Company’s most recent Annual Report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. In addition, any forward-looking statements included in this press release represent the Company’s views only as of the date of its publication and should not be relied upon as representing its views as of any subsequent date. The Company assumes no obligation to correct or update these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Company Contact: Jaime Hinojosa, Chief Financial Officer, Astrotech Corporation, (512) 485-9530

Tables follow

Exhibit 99.1

ASTROTECH CORPORATION

Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except per share data)

	Three Months Ended
	September 30,
	2022	2021
Revenue	$38	$187
Cost of revenue	32	175
Gross profit	6	12
Operating expenses:
Selling, general and administrative	1,642	1,426
Research and development	1,129	639
Total operating expenses	2,771	2,065
Loss from operations	(2,765)	(2,053)
Other income and (expense), net	235	24
Loss from operations before income taxes	(2,530)	(2,029)
Income tax benefit	—	—
Net loss	$(2,530)	$(2,029)
Weighted average common shares outstanding:
Basic and diluted	48,355	47,428
Basic and diluted net loss per common share:
Net loss	$(0.05)	$(0.04)
Other comprehensive loss, net of tax:
Net loss	$(2,530)	$(2,029)
Available-for-sale securities:
Net unrealized losses, net of zero tax expense	(368)	(48)
Total comprehensive loss	$(2,898)	$(2,077)

Exhibit 99.1

ASTROTECH CORPORATION

Consolidated Balance Sheets

(In thousands, except share and per share data)

	September 30,	June 30,
	2022	2022
	(Unaudited)	(Note)
Assets
Current assets
Cash and cash equivalents	$18,273	$26,453
Short-term investments	30,675	26,173
Accounts receivable	38	56
Cost and estimated revenue in excess of billings	—	2
Inventory, net:
Raw materials	925	864
Work-in-process	76	136
Finished goods	465	518
Prepaid expenses and other current assets	901	748
Total current assets	51,353	54,950
Property and equipment, net	1,350	1,098
Operating leases, right-of-use assets, net	140	162
Other assets	11	11
Total assets	$52,854	$56,221
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	287	169
Payroll related accruals	478	816
Accrued expenses and other liabilities	883	961
Income tax payable	1	2
Term note payable - related party	—	500
Lease liabilities, current	239	234
Total current liabilities	1,888	2,682
Lease liabilities, net of current portion	241	303
Total liabilities	2,129	2,985
Commitments and contingencies
Stockholders’ equity
Convertible preferred stock, $0.001 par value, 2,500,000 shares authorized; 280,898 shares of Series D issued and outstanding at September 30, 2022 and June 30, 2022	—	—
Common stock, $0.001 par value, 250,000,000 shares authorized at September 30, 2022 and June 30, 2022; 50,629,183 and 50,567,864 shares issued and outstanding at September 30, 2022 and June 30, 2022, respectively	190,642	190,642
Additional paid-in capital	79,892	79,505
Accumulated deficit	(218,242)	(215,712)
Accumulated other comprehensive loss	(1,567)	(1,199)
Total stockholders’ equity	50,725	53,236
Total liabilities and stockholders’ equity	$52,854	$56,221

Note: The balance sheet at June 30, 2022, has been derived from the audited consolidated financial statements at that date but does not include all of the information and footnotes required by the United States generally accepted accounting principles for complete financial statements.